THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 27, 2021 (the “Amendment Date”), is entered into by and between BCRED MAROON PEAK FUNDING LLC, as borrower (the “Borrower”) and MORGAN STANLEY SENIOR FUNDING INC., as administrative agent (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, MORGAN STANLEY BANK, N.A., as lender (in such capacity, the “Lender”), BLACKSTONE PRIVATE CREDIT FUND, as the Equityholder (in such capacity, the “Equityholder”), the Administrative Agent, each of the Designated Subsidiaries from time to time party thereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Administrative Agent and the Lenders (in such capacity, the “Collateral Agent”) have previously entered into that certain Credit Agreement, dated as of January 28, 2021 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Credit Agreement”);
WHEREAS, the Borrower and the Administrative Agent desire to amend certain provisions of the Credit Agreement as set forth herein and the Collateral Agent desires to consent to such amendments and agree to the terms hereof, in each case, in accordance with Section 10.02 thereof and subject to the terms and conditions set forth herein; and
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.1.Defined Terms.
Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.
ARTICLE II

Amendments to Credit Agreement
SECTION 1.1.As of the Amendment Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.
ARTICLE III
Representations and Warranties
SECTION 1.1.The Borrower, the Warehouse Collateral Manager and the Equityholder hereby represent and warrant to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Warehouse Collateral Manager and

the Equityholder contained in the Collateral Documents are true and correct in all material respects on and as of such day.
ARTICLE IV

Conditions Precedent
SECTION 1.1.The effectiveness of this Amendment is subject to receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including electronic signatures, satisfactory to the Administrative Agent) of this Amendment.
ARTICLE V

Miscellaneous
SECTION 1.1.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
SECTION 1.2.Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.3.Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.
SECTION 1.4.Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 1.5.Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[Signature Pages Follow]

    2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.
BORROWER:
BCRED MAROON PEAK FUNDING LLC
By:    /s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Second Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:
MORGAN STANLEY SENIOR FUNDING INC.
By:    /s/ Matthieu Milgrom
Name: Matthieu Milgrom
Title: Authorized Signatory

[Signature Page to Second Amendment to Credit Agreement]

COLLATERAL AGENT:

Acknowledged and agreed, as of the date first written above

U.S. BANK NATIONAL ASSOCIATION, as Collateral

By:    /s/ Ralph J. Creasia, Jr.
    Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

Appendix A

Credit Agreement Amendments

Conformed through FirstSecond Amendment to Credit Agreement dated February 26May
27, 2021
EXECUTION VERSION
CREDIT AGREEMENT
Dated as of January 28, 2021
among
BCRED MAROON PEAK FUNDING LLC
MORGAN STANLEY BANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.
U.S. BANK NATIONAL ASSOCIATION
THE DESIGNATED SUBSIDIARIES FROM TIME TO TIME PARTY HERETO
and
BLACKSTONE PRIVATE CREDIT FUND

CREDIT AGREEMENT, dated as of January 28, 2021 (the “Warehouse Closing Date”) (as amended, modified or supplemented from time to time, this “Agreement”), among BCRED MAROON PEAK FUNDING LLC, a Delaware limited liability company (the “Borrower”), BLACKSTONE PRIVATE CREDIT FUND (the “Equityholder”), MORGAN STANLEY BANK, N.A., as lender (in such capacity, the “Lender” and, together with its permitted successors and assigns, the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”), each of the Designated Subsidiaries from time to time party thereto and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Administrative Agent and the Lenders (in such capacity, the “Collateral Agent”).
RECITALS
A.The Borrower wishes to borrow funds from the Lenders from time to time to finance the purchase of certain loans and other investments that will either be owned by the Borrower or contributed (or otherwise transferred to) a Designated Subsidiary of the Borrower;
B.The Borrower wishes to engage Blackstone Private Credit Fund (in such capacity, the “Warehouse Collateral Manager”) to perform investment-related and administrative duties with respect to the Borrowings hereunder and the management of the Warehouse Assets;
C.The Warehouse Collateral Manager is willing to accept its appointment as Warehouse Collateral Manager of the Warehouse Assets on the terms set forth in the Warehouse Collateral Management Agreement (as defined herein);
D.Each Designated Subsidiary of the Borrower (or any entity that the Designated Subsidiary merges into) intends to pledge a portion of the Warehouse Assets as collateral for certain securities (the “CLO Securities”) to be issued by such Designated Subsidiary (or successor entity thereto by merger) in connection with certain collateralized loan obligation transactions (each, a “Permitted CLO”) for which such Designated Subsidiary (or successor entity thereto by merger) acts as issuer (in such capacity, a “CLO Issuer”);
E.The Warehouse Collateral Manager or a Related Company will act as collateral manager with respect to each Permitted CLO;
F.The Borrower and each Designated Subsidiary wish to pledge the Collateral to the Collateral Agent, on behalf of the Secured Parties, to secure the payment of the Obligations pursuant to the Credit Documents; and
G.The Lenders are willing to make Advances to the Borrower on the terms and subject to the conditions set forth herein.

ARTICLE I
Definitions; General Terms
Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account” means any of the Custodial Account (including the interest collection subaccount and the principal collection subaccount thereof established under the applicable Securities Account Control Agreement), the Reserve Account or the Variation Margin Account.
“Administrative Agent” has the meaning set forth in the preamble.
“Advances” means the advances made by the Lenders or an Affiliate of the applicable Lender, to the Borrower pursuant to Article II.
“Affected Party” has the meaning set forth in Section 2.11(a).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, (a) no entity will be deemed an Affiliate of a Borrower Party solely because the administrator of such Borrower Party or any of its Affiliates acts as administrator or share trustee for such entity, (b) no entity to which the Warehouse Collateral Manager or a Related Company provides investment management or advisory services will be deemed an Affiliate of the Warehouse Collateral Manager or a Related Company solely because the Warehouse Collateral Manager or a Related Company acts in such capacity and (c) an obligor will not be considered an Affiliate of any other obligor solely due to the fact that each such obligor is under the control of the same financial sponsor.
“Affiliate Assignments” has the meaning set forth in Section 10.04(c).
“Aggregate Traded Amount” means, as of any date of determination, without duplication, an amount equal to the sum of (i) the aggregate amount applied by the Borrower Parties to the purchase of Warehouse Assets, plus (ii) the aggregate amount on deposit in the Reserve Account plus any amounts withdrawn from the Reserve Account and applied in accordance with Section 2.03(b), plus (iii) the aggregate amount necessary to settle all commitments to purchase Warehouse Assets that the Borrower Parties have entered into but have not yet settled minus (iv) the aggregate amount of proceeds received by the Borrower Parties in respect of the repayments and prepayments of the principal amount of Warehouse Assets sold at any time.
“Aggregate Unfunded Exposure Amount” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Drawdown Debt Obligations and Revolving Obligations included in the Collateral on such date.
“Agreement” has the meaning set forth in the preamble.

pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event that shall be deemed to have occurred if any of the following occur:
(a)with respect to the Borrower, the Equityholder at any time for any reason ceases to own, directly, 100% of the issued and outstanding membership interests of the Borrower (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units), free and clear of all Liens (other than pursuant to the Pledge Agreement), rights, options, warrants or other similar agreements or understandings;
(b)Blackstone Credit BDC Advisors LLC, or an Affiliate of The Blackstone Group, Inc. ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder; and
(c)with respect to any Designated Subsidiary, the failure of the Borrower to own 100% of such Designated Subsidiary (other than any failure in connection with the closing of the related Permitted CLO).
“CLO Issuer” has the meaning set forth in the recitals.
“CLO Securities” has the meaning set forth in the recitals.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning set forth in the Security Agreement.
“Collateral Agent” has the meaning set forth in the preamble.
“Collateral Agent Fee Letter” means that certain fee letter specifying the fees payable to the Collateral Agent, as such letter may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.
“Collateral Documents” means the Security Agreement, this Agreement, theeach Securities Account Control Agreement, each Designated Subsidiary Joinder Agreement, each Pledge Agreement, the Collateral Agent Fee Letter and any other document executed and delivered by a Borrower Party Granting a Lien on any of its property to secure payment of the Obligations.
“Commitment” means the commitment of the Lenders to make Advances in accordance with Section 2.01 hereof.
“Commitment Termination Date” means the earliest to occur of (i) upon an Event of Default, the date on which the Administrative Agent, on behalf of the Lenders, terminates the Commitment, whether expressly or automatically, pursuant to Section 8.02 and (ii) the Maturity Date.

“Securities” has the meaning assigned to such term in Section 2.09(d).
“Securities Account Control Agreement” means (i) the Securities Account Control Agreement dated as of January 28, 2021 entered into by and among the Borrower, the Collateral Agent and the Securities Intermediary and (ii) each Securities Account Control Agreement among the applicable Designated Subsidiary, the Collateral Agent and the Securities Intermediary.
“Securities Act” has the meaning assigned to such term in Section 2.09(d).
“Securities Intermediary” means U.S. Bank National Association in its capacity as securities intermediary under the each Securities Account Control Agreement, or any successor thereof.
“Security Agreement” means the Security Agreement dated as of January 28, 2021 entered into by and among the Administrative Agent, the Borrower, each of the Designated Subsidiaries from time to time party thereto and the Collateral Agent.
“Security Entitlement” has the meaning set forth in Section 8-102(17) of the UCC.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Special Member” means a natural person who, (a) for the five (5)-year period prior to his or her appointment as Special Member, has not been, and during the continuation of his or her service as Special Member is not: (i) an employee, director, stockholder, member, manager, partner or officer of a Borrower Party or any of its respective Affiliates (other than his or her service as a Special Member of a Borrower Party or other Affiliates of a Borrower Party that are structured to be “bankruptcy remote”); (ii) a customer or supplier of a Borrower Party or any of its Affiliates (other than his or her service as a Special Member of a Borrower Party or other Affiliates of a Borrower Party that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a person described in (i) or (ii), and (b) has (i) prior experience as a Special Member for a corporation or limited liability company whose charter documents required the unanimous consent of all Special Member s thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least five (5) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities.
“Tax Benefits” has the meaning set forth in Section 10.03(f). “Tax Costs” has the meaning set forth in Section 10.03(f).

(vii)the maturity date of each Warehouse Asset;
(viii)the S&P Industry Classification and the Moody’s Industry Classification of each Warehouse Asset;
(ix)whether each Warehouse Asset is a Senior Secured Loan, a Second Lien Loan, a First Lien Last Out Loan, an Unsecured Loan, a Senior Secured Bond, a Senior Secured Note, a DIP Loan, a Delayed Drawdown Debt Obligation, a Revolving Obligation or a Designated Asset;
(x)the benchmark to which each Warehouse Asset is indexed;
(xi)the amounts on deposit in theeach Custodial Account, the Variation Margin Account and theeach Reserve Account;
(xii)the amount of any withdrawal from theeach Reserve Account since the last such report;
(xiii)the amount of all payments in respect of principal and interest, commitment fees and any other fees or other amounts received by the Borrower in respect of any Pledged Asset since the last such report;
(xiv)the aggregate outstanding principal amount of the Advances and the Available Facility Amount (in each case, with respect to each Lender and in the aggregate);
(xv)the amounts distributed pursuant to Sections 6.1 and 6.3 of the Security Agreement;
(xvi)the Equity Contribution Amount;
(xvii)the then-current calculation of each Concentration Limit and whether such Concentration Limit is passing or failing;
(xviii)an estimate of the LTV Ratio (calculated based on the estimated market value provided by the Warehouse Collateral Manager with respect to each applicable Warehouse Asset pursuant to clause 1.06(a)(iii) above) and whether it equals or exceeds the Maximum LTV Ratio;
(xix)the settlement date of each Warehouse Asset;
(xx)the amount of accrued and unpaid Unused Fees;
(xxi)the name of each Designated Subsidiary and the identity of each Warehouse Asset that is owned by, or that has been transferred or contributed to, such Designated Subsidiary; and